Exhibit 99.1


The Board of Directors, and the Secretary
Advanced BioPhotonics, Inc.
125 Wilbur Place, Suite 120
Bohemia, New York 11722

Gentlemen:

I hereby resign from the Board of Directors and from the Audit Committee of The Board of Directors, effective today, January 25, 2008.


/s/ Joseph T. Casey

Joseph T. Casey